SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ALPINE 4 TECHNOLOGIES LTD.
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N/A
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ALPINE 4 TECHNOLOGIES LTD.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD NOVEMBER 18, 2017
_____________________________________________
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting (the "Annual Meeting") of Stockholders of Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), will be held on November 18, 2017, at 10:00 a.m. Mountain Standard Time at the Company's principal executive offices, located at 4742 N. 24th Street, Suite 300, Phoenix AZ 85016, for the following purposes, as more fully described in the proxy statement (the "Proxy Statement") accompanying this notice (the "Notice"):
1.
To elect four Directors: Kent B. Wilson, Scott Edwards, Charles Winters, and Ian Kantrowitz, each to serve until the next annual meeting of the shareholders or until a successor has been elected and qualified;

2.	To ratify the appointment of Malone Bailey LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2017;
3.
To approve an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), to reduce the number of shares of the Company's Class A Common Stock authorized from 500,000,000 shares to 100,000,000 shares; to reduce the number of shares of the Company's Class B Common Stock authorized from 100,000,000 shares to 5,000,000 shares; and to increase the number of shares of Preferred Stock from 5,000,000 to 10,000,000 shares; and

4.	To transact such other business as may properly come before the Annual Meeting, or any postponement(s) or adjournment(s) thereof.

All stockholders of record at the close of business on October 2, 2017 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.
The Company's Board of Directors (the "Board") recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.
We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares are represented and voted at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet or by telephone, or if you receive a proxy card or a form of voting instructions in the mail, by mailing the completed proxy card or form of voting instructions. For detailed information regarding voting instructions, please refer to the section entitled "Voting Securities" beginning on page 2 of the Proxy Statement.
By Order of the Board of Directors,
Phoenix, Arizona	/s/ Kent B. Wilson
September 26, 2017	Kent B. Wilson
Chief Executive Officer

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
 NOVEMBER 18, 2017
SOLICITATION, EXERCISE AND REVOCATION OF PROXIES
The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of Alpine 4 Technologies Ltd., a Delaware corporation (the "Company") to be voted at the 2017 Annual Meeting to be held at the Company's principal executive offices, located at 4742 N. 24th Street, Suite 300, Phoenix AZ 85016, on Saturday, November 18, 2017, at 10:00 a.m. Mountain Standard Time, and any and all adjournment(s) or postponement(s) thereof. In addition to the original solicitation by mail or through the Internet, certain of the Company's officers, directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies by telephone or in person. The Company has not specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock, will be borne by the Company. You may vote in person at the Annual Meeting, if you wish, even though you have previously mailed in your proxy or voted via telephone or the Internet, as set forth in more detail in this Proxy Statement. This Proxy Statement and the accompanying proxy are being made available to the Company's stockholders via the Internet on or about October ____, 2017, and are being filed with the Securities and Exchange Commission on or about such date. The proxy solicitation materials will also be first mailed on or about October ____, 2017, to all stockholders entitled to vote at the Annual Meeting.
Unless otherwise indicated, "Alpine 4," the "Company," "we," "us" and "our" shall refer to Alpine 4 Technologies Ltd.
The persons named as proxies, Kent B. Wilson and Charles Winters, were designated by the Board. All properly executed proxies will be voted (except to the extent that authority has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted FOR the election of each of the four nominees to serve as directors on our Board listed in the Proxy Statement; FOR the ratification of the appointment of Malone Bailey LLP to serve as our independent registered public accountants for the year ending December 31, 2017; and FOR the Amendment to the Company's Certificate of Incorporation relating to the capital stock of the Company.
Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder delivering a written notice of revocation to the Secretary of the Company at 4742 N. 24th Street, Suite 300, Phoenix AZ 85016, Attn: Corporate Secretary, or by voting in person at the Annual Meeting.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose
At the Annual Meeting, stockholders will be asked to elect four directors, to ratify the appointment of Malone Bailey LLP to serve as our independent registered public accountants for the year ending December 31, 2017, to approve an amendment to the Company's Certificate of Incorporation to decrease the number of shares of Class A and Class B common stock and increase the number of shares of preferred stock, to provide non-binding advisory votes on executive compensation and the frequency of the stockholder vote on executive compensation, and to transact such other business as may properly come before the Annual Meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice and are described in more detail in this Proxy Statement.

Voting Securities
The holders of shares of our Class A and Class B common stock (collectively, the "Common Stock") are entitled to vote on all matters that properly come before the Annual Meeting.  The Class B Common Stock votes with our Class A Common Stock. As of the Record Date, we had 1,600,000 shares of Class B Common Stock outstanding. The holders of the outstanding Series B Preferred Stock will be entitled to a total of 160,000,000 votes on all matters properly brought before the Annual Meeting.
If, as of the Record Date, you are a registered holder (meaning that your shares of Common Stock are registered in our records as being held in your name), then you may vote on matters presented at the Annual Meeting in the following ways:
•	by proxy: you may complete the proxy card and mail it to the Company;

•	by Internet or telephone in accordance with the instructions in the proxy card; or

•	in person: you may attend the Annual Meeting and cast your vote there.

If, as of the Record Date, you are a beneficial owner whose shares of Common Stock are held in "street-name" by a bank, broker or other record holder, please refer to your voting instructions card and other materials forwarded by the record holder for information on how to instruct the record holder to vote on your behalf.
If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares of Class A or Class B Common Stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Class A or Class B Common Stock should be voted for or against or to abstain from voting on all, some or none of the matters presented at the Annual Meeting.
If you do not indicate how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly submitted proxy will be voted as the Board recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary prior to or at the commencement of the Annual Meeting.
Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company's Corporate Secretary at 4742 N. 24th Street, Suite 300, Phoenix AZ 85016, or (c) attending the Annual Meeting and voting in person.  In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in "street name" by a bank, broker or other record holder must follow the instructions provided by the record holder for voting in person at the Annual Meeting. The beneficial holder also must obtain from the record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares of Common Stock in person.
IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD, OR SUBMIT THEIR VOTE VIA TELEPHONE OR THE INTERNET, AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.
If you receive more than one proxy card because your shares are registered in different names or at different addresses, please provide voting instructions for all proxy cards you receive so that all of your shares of Common Stock will be represented at the Annual Meeting. The Company is delivering Proxy Statements and Annual Reports to those stockholders who have requested physical delivery of the Proxy Statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at the address noted above or call us at 855-777-0077 ext 801.

Record Date, Quorum and Voting Requirements
Record Date
To be able to vote, you must have been a stockholder as of the Record Date, October 2, 2017. As of the Record Date, we had 22,785,209 shares of Class A common stock, par value $0.0001, issued and outstanding and 1,600,000 shares of Class B common stock, par value par value $0.0001, issued and outstanding.  Each share of Class A Common Stock is entitled to one (1) vote, and each share of Class B Common Stock is entitled to ten (10) votes.
Quorum
For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of the Company's Class A and Class B Common Stock entitled to vote and representing at least a majority of the Company's outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing at least 11,392,605 Class A votes and 800,001 Class B votes must be present in person or by proxy at the Annual Meeting. Abstentions will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Required Vote
For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who vote for or against, abstain or withhold their vote from a matter are considered stockholders who are present and entitled to vote and count toward the quorum. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal is discussed under each respective proposal below.
Proposal One: Election of Directors. Our directors will be elected by a plurality of votes cast at the Annual Meeting.  This means that the four nominees for director who receive the most votes will be elected.  Only votes "for" or "against" affect the outcome. Abstentions are not counted for the purposes of election of directors. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.
Proposal Two: Ratification of Malone Bailey LLP as our Independent Registered Public Accountants. Ratification of Malone Bailey requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
Proposal Three: Approval of Amendment to Certificate of Incorporation, The Board has determined that the affirmative vote of a majority of the total votes cast by written consent is required for the approval of this Proposal.
Other Matters. For each other matter brought before the stockholders at the Annual Meeting for a vote, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the Annual Meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

Revocability of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, located at 4742 N. 24th Street, Suite 300, Phoenix AZ 85016, Attn: Corporate Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Stockholder Proposals for 2018 Annual Meeting of Stockholders
Any stockholder desiring to submit a proposal for action at the 2018 annual meeting of stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 4742 N. 24th Street, Suite 300, Phoenix AZ 85016.  The deadline for submittal of stockholder proposals for the next regularly scheduled annual meeting will be not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting.  A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a−8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company's release of its proxy statement to shareholders.
Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.
Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.
PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of four directors.  As of the date of this Proxy Statement, our directors were Kent B. Wilson, Charles Winters, Scott Edwards, and Ian Kantrowitz.  Management has nominated Kent B. Wilson, Charles Winters, Scott Edwards, and Ian Kantrowitz to serve as the Directors.  The term of the Directors who are elected at the Annual Meeting will expire at the next annual meeting of our stockholders, or at such time as their successors are elected and qualified.
It is intended that shares represented by the proxies will be voted FOR the election to the Board of the persons named below unless authority to vote for nominees has been withheld in the proxy. Proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.
The following lists the three nominees for election as directors at the Annual Meeting and the four directors of our Company whose term of office will continue after the Annual Meeting, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our Board. The number of shares of our Class A and Class B Common Stock beneficially owned by each director, as of October 2, 2017, is set forth in this proxy statement under the caption "Beneficial Ownership of Securities."

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
Nominees for Election as Directors
As of the date of this Proxy Statement, the officers and directors of Alpine 4 were the following:

Name	Age	Board Member/Position
Kent B. Wilson	45	Director
Charles Winters	41	Chairman of the Board
Scott Edwards	63	Director
Ian Kantrowitz	37	Director

Biographical Information for Kent B. Wilson

Mr. Wilson serves as the Chief Executive Officer, President, and Secretary for the Company. Before being named CEO/President in June 2014, Mr. Wilson was the Chief Financial Officer of United Petroleum, Inc and was responsible for all of the company's financial and reporting operations, including end-to-end management of company's supply chain, and financial support systems.  In prior years he also served as the Chief Executive Officer of Crystal Technologies, Ltd a technology company serving both the automotive industry and the insurance industry.  Kent played a key and critical role in the development and deployment of a strategic web-based insurance platform for automobile dealerships.

Mr. Wilson earned his MBA from Northcentral University and considers himself a "University of Arizona Wildcat". He also spent 4 years studying at the University of Arizona before earning his undergraduate degree in Management from the University of Phoenix.

Mr. Wilson also serves on the Board of Directors for Restoration Ministries dba Crossroads Youth Intervention a faith based organization dedicated to helping at risk children of the working poor in downtown Phoenix.

Biographical Information for Charles Winters

Mr. Winters is an automotive executive with over 10 years of automotive dealership experience.  He is also a principal in several automotive dealerships and repair shops throughout the southwest.  Mr. Winters holds a Bachelor's Degree in Economics from Auburn University.

Biographical Information for Scott Edwards

Mr. Edwards is automotive sales and marketing executive with over 19 years of experience in the automotive industry.  He currently represents a large national automotive franchise distributorship and has extensive knowledge of the inner workings of the retail and wholesale automotive market.

Biographical Information for Ian Kantrowitz

As Director of Investor Relations, Mr. Kantrowitz is accountable for creating and presenting a consistently applied investment message to our shareholders and the investment community on behalf of Alpine 4. Furthermore, he is responsible for monitoring and presenting management with the opinions of the investment community regarding the company's performance.

Prior to joining the Alpine 4 team, Mr. Kantrowitz was a project manager for two major homebuilders in Phoenix, AZ, Continental Homes and Engle Homes.  Mr. Kantrowitz has also been actively involved in the automotive industry where his in-depth knowledge of the auto industry lends a valuable perspective to our in house product, 6thsenseauto. Additionally, he was a top performing banker for Wells Fargo Bank, ranked number 5 in the country.

Board Meeting and Attendance

During fiscal year 2017, our Board held 4 (Four) meetings in person or by telephone. Members of our Board were provided with information between Board meetings regarding the Company's operations and were consulted on an informal basis with respect to pending business.  Each director attended at least 67% of the total number of Board meetings and the meetings held by all committees of our Board on which such director served during the year.
Director Independence

Alpine 4 is not required by any outside organization (such as a stock exchange or trading facility) to have independent directors.

Board Leadership Structure
We have chosen to split the roles of Chairman of the Board and Chief Executive Officer. Mr. Wilson serves as Chief Executive Officer while Mr. Winters is currently the non-executive Chairman of the Board. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.
Board's Role in Risk Management
The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor, control and mitigate such risks.
The Board of Directors does not have a separate Audit Committee or Compensation Committee, and as such, the Board of Directors as a whole performs the functions of an audit committee.  The Board also provides risk oversight, focusing in particular on financial and credit risk. The Board oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us, such as financing activities. The Board, acting as a compensation committee, has responsibility for overseeing the management of risk related to our compensation policies and practices. The Board considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.
Committees of the Board
As noted above, the Board of Directors does not presently have any committees.  The Board anticipates forming an Audit Committee, a Compensation Committee, and a Nominating Committee, or committees performing similar functions, as operations develop. None of the Directors qualifies as an audit committee financial expert.
Nomination of Directors
Nominees for the Board at the Annual Meeting were recommended by our Board of Directors. In identifying potential nominees, the Board took into account such factors as it deemed appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management, director independence, and the need for specialized expertise.

The Board seeks to identify director nominees through a combination of referrals, including referrals provided by management, existing members of the Board and our stockholders, and direct solicitations, where warranted. Referrals of director nominees should be sent to the Board of Directors, c/o Chief Executive Officer, Alpine 4 Technologies Ltd., 4742 N. 24th Street, Suite 300, Phoenix, AZ 85016. All referrals will be compiled by the Chief Executive Officer and forwarded to the Board for their review and consideration. At a minimum, a recommendation should include the individual's name, current and past business experience, professional affiliations, age, stock ownership in the Company, particular business qualifications, and such other information as the stockholder deems relevant to assist the Board in considering the individual's potential service as a director.
Communications with the Board
Stockholders may communicate with the Board or any individual director by sending written communications addressed to the Board, or to the individual member of the Board, c/o Chief Executive Officer, Alpine 4 Technologies Ltd., 4742 N. 24th Street, Suite 300, Phoenix, AZ 85016.  All communications are compiled by the Chief Executive Officer and forwarded to the Board or the individual director(s) accordingly.
Code of Ethics
 During the year ended December 15, 2015, the Board of Directors adopted a Code of Business Conduct that applies to the Board of Directors and to all employees of the Company, which includes our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.  The Company has provided a copy of the Company's Code of Business on the Company's website at: http://www.alpine4.com/#!code-of-conduct/c1bnw. (Please note: information contained on the Company's website does not constitute part of this Proxy Statement.)
Director Attendance at Annual Meetings
Directors are encouraged to attend annual meetings of stockholders.
EXECUTIVE OFFICERS
Our current executive officers are as follows:
Name	Age	Officer/Position
Kent B. Wilson	45	President, Chief Executive Officer
David Schmitt	39	Chief Financial Officer

Biographical information for Mr. Wilson is included above.

Biographical Information for David Schmitt

Mr. Schmitt, age 38, had been serving as the Company's VP of Finance and the Controller, prior to his appointment as the Company's new CFO.  Over the past five years Mr. Schmitt has held roles as the VP of Finance for Alpine 4 Technologies, Ltd., Director of Accounting & Associate Director of Accounting for a $100,000,000+ for profit education company, and Accounting Manager for an automotive recycling company.  Mr. Schmitt has an active CPA license from the Arizona State Board of Accountancy since May of 2013.  He has his undergraduate degree in Finance from the University of Richmond and his Masters of Accountancy from University of Phoenix.

All officers serve at the discretion of the Board.

Family Relationships
There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

As noted above, Alpine 4 entered into a employment agreement Mr. Wilson in 2014.

Kent Wilson

On July 16, 2014, the Company entered into an employment agreement with Kent B. Wilson (the "Wilson Agreement"), the Company's Chief Executive Officer, and Chief Financial Officer.  The Wilson Agreement provides, in part:

-	The term of Mr. Wilson's employment began on July 16, 2014 and automatically renews at the end of each year, unless Mr. Wilson's employment with the Company is terminated.

-	Mr. Wilson's principal duties, as Chief Executive Officer, include:

	o	Monitor the overall performance of Alpine 4 Technologies, Ltd.;

o
Meet with management reporting to this position on a regular basis to establish goals, objective and long-range plans for:  Profit, Revenue, Expense, Capital, Sales & Marketing, and Business Development;

	o	Provide budgetary guidelines;

	o	Establish or approve all corporate policies, including: Operations Policy, Fiscal Policy, Sales and Marketing Policy, Compensation and Benefit Policy, Personnel Policy;

	o	Meet with Chief Financial Officer/Controller to monitor the overall financial condition of Alpine 4 Technologies, Ltd.;

	o	Establish and execute plans for purchase and/or replacement of equipment and facilities to ensure continued growth; and

	o	Ensure that adequate working capital is available to operate the business.

-
Mr. Wilson's base salary during the initial 60 days of employment shall be $120,000 per year. Thereafter, his annual salary will be $300,000 per year. Compensation shall be payable twice per month and the Company is entitled to deduct any applicable deductions and remittances as required by law. He is also to be provided an annual increase of 5% in base salary automatically applied at the beginning of each year. Upon the event that the Company's stock price trades above $30.00 per share, the Company will pay Mr. Wilson a $250,000 performance bonus. Additionally, the Company will issue to Mr. Wilson, 27,000,000 restricted common shares of stock.

-	Mr. Wilson shall also be entitled to a company vehicle or a $1,500 per month car allowance.

Mr. Wilson modified his compensation to an annual salary of $200,000.

Mr. Wilson is to devote full time efforts to the Company pursuant to the Wilson Agreement.

Summary Compensation Table

		Salary	Bonus	Stock awards	Option awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kent Wilson, Chief Executive Officer (Principal Executive Officer)	2015	$15,000	0	$5,000,000	0	0	0	$12,000	$5,027,000
2016		120,000	0	$0	0	0	0	$7,000	$127,000
David Schmitt, Chief Financial Officer	2016	$31,538	$0	$680,000	0	0	0	$0	$711,538
Terry Protto, VP of Portfolio Management	2016	$93,281	$0	$425,000	0	0	0	$29,960	$548,241

1.
As noted above, Mr. Wilson's base salary $200,000 per year. Compensation shall be payable twice per month and the Company is entitled to deduct any applicable deductions and remittances as required by law. Mr. Wilson has elected to temporarily reduce his salary from the Company to $120,000 during 2016 and to $78,000 during 2017.

2.	In the event that the Company's stock price trades above $30.00 per share, the Company will pay Mr. Wilson a $250,000 performance bonus.
3.	Mr. Wilson is entitled to a company vehicle or a $1,500 per month car allowance. Mr. Wilson elected not to take this car allowance from November 2016 to November 2017.
4.	Mr. Schmitt's base salary is $150,000 per year. Mr. Schmitt elected to temporarily reduce his salary from the Company to $36,000 during 2016 and 2017.
5.	Mr. Protto's base salary is $120,00 per year. Mr. Protto elected to temporarily reduce his salary from the Company to $85,000 starting in September 2017.

BENEFICIAL OWNERSHIP OF SECURITIES
Principal Holders of Voting Securities

The following table sets forth certain information regarding beneficial ownership of Alpine 4 common stock as of October 2, 2017, (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of Alpine 4, and (iii) by all of the directors and executive officers of Alpine 4 as a group.  The percentages are based on the following figures:

-	22,785,209 shares of Alpine 4 Class A common stock outstanding as of October 2, 2017; and

-	1,600,000 shares of Alpine 4 Class B common stock outstanding as of October 2, 2017.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.
Name and Address of beneficial owner (1)	Amount of beneficial ownership of Class A Common Stock	Amount of beneficial ownership of Class B Common Stock	Percentage of Class A Common Stock (2)	Percentage of Class B Common Stock	Voting Power (3)

Richard Battaglini, Former Chairman of the Board and Former President	1,303,231	0	5.72%		3.36%
Kent B. Wilson, Chief Executive Officer, Director(4)	2,401,689	1,000,000	10.54%	62.5%	31.98%
Scott Edwards, Director (5)	252,000	200,000	1.11%	12.50%	5.81%
Charles Winters, Director (6)	709,800	200,000	3.23%	12.5%	6.99%
Ian Kantrowitz, Director (7)	847,371	200,000	3.86%	12.50%	6.50%
David Schmitt, Chief Financial Officer	81,000	0	0.36%	0%	0.21%
All Officers and Directors As a Group (5 persons)	3,965,583	1,600,000	17.40%	100.00%	51.48%

(1)	Except as otherwise indicated, the address of the stockholder is: Alpine 4 Technologies Ltd., 4742 N. 24th Street, Suite 300, Phoenix AZ 85016.
(2)	The percentages listed in the table are based on 22,785,209 shares of Alpine 4 Class A common stock outstanding as of October 2, 2017.
(3)
The Voting Power column includes the effect of shares of Class B common stock held by the named individuals, as indicated in the footnotes below. Each share of Class B common stock has 10 votes.  The total voting power for each person is also explained in the footnotes below.

(4)
Mr. Wilson owned as of the Record Date 2,401,689 shares of Class A common stock, and 1,000,000 shares of Class B common stock, which represents an aggregate of 12,401,689 votes, or approximately 31.98% of the voting power.

(5)
Mr. Edwards owned as of the Record Date 252,000 shares of Class A Common Stock.  Additionally, Mr. Edwards owned 200,000 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock will represent an aggregate of 2,252,200 votes, or approximately 5.81% of the voting power.

(6)
Mr. Winters owned as of the Record Date 709,800 shares of Class A Common Stock.  Additionally, Mr. Winters owns 200,000 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock will represent an aggregate of 2,709,800 votes, or approximately 6.99% of the voting power.

(7)
Mr. Kantrowitz owned as of the Record Date 521,094 shares of Class A Common Stock.  Additionally, Mr. Kantrowitz owned 200,000 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock will represent an aggregate of 2,521,094 votes, or approximately 6.50% of the voting power.

(8)
Mr. Schmittt owned as of the Record Date 81,000 shares of Class A Common Stock.  Additionally, Mr. Schmitt owned 0 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock will represent an aggregate of 81,000 votes, or approximately .21% of the voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2016, the following persons failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2016:

Name and Principal Position	Number of Late Reports	Transactions not Reported in Timely Manner	Known Failures to File a Required Form
Kent Wilson, CEO, CFO, Director	0	0	None
Charles Winters, Director	1	2	None
Scott Edwards, Director	1	1	None
Ian Kantrowitz, Director	0	0	None
David Schmitt, CFO	0	1	None

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On December 12th, 2016, Kendra Schmitt, the spouse of David Schmitt, the Company's CFO, loaned $100,000 to the Company, in exchange for which the Company issued a promissory note with the following terms: Term: less than 1 year at 36% per annum interest

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Board has appointed Malone Bailey LLP ("Malone Bailey"), independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2017.
As reported in the Company's Current Report on Form 8-K filed with the SEC on December 16, 2015, the Company recently dismissed its prior independent registered public accounting firm, Anton & Chia, LLP, and engaged Malone Bailey.  The following information was included in the Current Report on Form 8-K:
Dismissal of Anton & Chia, LLP

On December 10, 2015, the Board of Directors of Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), terminated the engagement of Anton & Chia, LLP ("Anton"), as the Company's independent certifying accountant.  Other than an explanatory paragraph included in Anton's audit report for the Registrant's fiscal year ended December 31, 2014, relating to the uncertainty of the Registrant's ability to continue as a going concern, the audit report for fiscal year ended December 31, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. As described below, the change in independent public accounting firms is not the result of any disagreement with Anton.

Anton was appointed by the Board of Directors to be the auditor from inception of the Company, and provided an initial audit report dated May 7, 2014.  There were no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anton, would have caused Anton to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Appointment of Malone Bailey LLP

On December 10, 2015, the Company's Board of Directors approved the engagement of Malone Bailey LLP, of Houston, Texas ("Malone Bailey"), as the Company's independent registered public accounting firm.

The Company has not consulted with Malone Bailey during its two most recent fiscal years or during any subsequent interim period prior to its appointment as the Company's independent registered public accounting firm with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF MALONE BAILEY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2017.
FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Malone Bailey

As discussed above, on December 10, 2015, the Company's Board of Directors terminated the engagement of Anton & Chia, LLP ("Anton"), as the Company's independent certifying accountant, and approved the engagement of Malone Bailey LLP, of Houston, Texas ("Malone Bailey"), as the Company's independent registered public accounting firm for the year ended December 31, 2015.

Set below are aggregate fees billed by Malone Bailey for professional services rendered for the year ended December 31, 2016.

Audit Fees

The fees for the audit and review services billed and to be billed by Malone Bailey for the period from January 1, 2016, to December 31, 2016, were $89,384.

Audit Related Fees

The fees for the audit related services billed and to be billed by Malone Bailey for the period from January 1, 2016, to December 31, 2016, were $51,139.

Tax Fees

The fees for the tax related services billed and to be billed by Malone Bailey for the period from January 1, 2016, to December 31, 2016, were $0.

Board Pre-Approval Policies and Procedures
Our Board's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable SEC rules. The Board of Directors generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Board regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
We do not expect representatives of Malone Bailey LLP to be present at the Annual Meeting.
PROPOSAL 3
AMENDMENT TO CERTIFICATE OF INCORPORATION
As noted above, on April 18, 2017, the Board of Directors (the "Board") of the Company met and discussed several issues related to the number of shares that we have outstanding and the resulting franchise taxes that are imposed on the Company based on our outstanding shares.  Following such discussion, the Board determined it is in the best interests of the Company to amend the Company's Certificate of Incorporation (as amended to date) to reduce the number of shares of common and preferred stock.   Additionally, on April 18, 2017, the Board approved a proposal to further amend the Certificate to increase the number of authorized shares of preferred stock from 5,000,000 to 10,000,000.
Our Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation (as amended to date) to decrease our total number of authorized Class A Common Stock from 500,000,000 shares to 100,000,000 shares; to decrease our total number of authorized Class B Common Stock from 100,000,000 shares to 5,000,000 shares; and to increase the number of authorized shares of preferred stock from 5,000,000 to 10,000,000.  No other changes are being proposed with respect to any other provisions of our Certificate of Incorporation. The proposed amendment to the Certificate of Incorporation is included in Appendix A, and if approved by our stockholders, will be filed with the Secretary of State of the State of Delaware promptly after the closing of the Consent Period. If this proposal is not approved by our stockholders, our Certificate of Incorporation, as amended to date, will continue as currently in effect.

In addition to the 22,785,209 shares of our Class A Common Stock outstanding on October 2, 2017, 1,252,000 shares of our Class A Common Stock have been reserved for issuance under the Company's 2016 Stock Option and Stock Award Plan (the "Plan"); 77,001 shares of the Company's Class A Common Stock are reserved for future issuance pursuant to outstanding the Company warrants; and 21,183,966 shares of the Company's Class A Common Stock are reserved for variable convertible notes. This leaves 475,885,790 shares of Class A Common Stock available for future use if the aggregate authorized number of shares of Class A Common Stock remains at 500,000,000 and 75,885,790 shares of Class A Common Stock available for future use if the authorized number of shares of our Class A Common Stock is reduced to 100,000,000. With respect to the Class B Common Stock, we would have 98,400,000 shares of Class B Common Stock available for future use if the aggregate authorized number of shares of Class B Common Stock remains at 100,000,000 and 3,400,000 shares of Class B Common Stock available for future use if the authorized number of shares of our Class B Common Stock is reduced to 5,000,000.  There were no shares of our preferred stock outstanding as of October 2, 2017.

Purpose of the Amendment to Decrease our Total Number of Authorized Shares

Effective November 1, 2016, pursuant to the approved amendment for a reverse split (the "Reverse Split"), the Company issued one (1) new share for each ten (10) old share of the Company's commons stock.  The reverse split only reduced the number of outstanding shares of class A and Class B common stock and did not correspondingly reduce the number of Class a and Class B commons shares authorized for issuance, which remained at 500,000,000 and 100,000,000 respectively.

As a result of the Reverse Split, we believe that we now need fewer authorized shares of Common Stock to meet our projected capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration. In light of this, the Board of Directors is seeking approval of an amendment to our Certificate of Incorporation to reduce our authorized capital stock in order to reduce the amount of the Company's annual franchise tax in the State of Delaware.

Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of stock, we will cause a reduction in the amount of the franchise tax for which we will be liable. While the exact amount of such cost savings will depend on a number of factors, which could change from year to year, we estimate the amount of tax savings to be approximately $20,000 and $130,000 for the 2017 and 2018 tax years, respectively, based on current Delaware law.

Additionally, following the Reverse Split, the number of shares of Class A Common Stock then authorized, 500,000,000, was very high relative to the number of issued and outstanding shares of common stock, which was approximately 24 million as of October 2, 2017. The Company's Board of Directors believes that the revised number of authorized shares of Class A Common Stock, at 100 million will offer an available cushion sufficient for the Company's needs for the foreseeable future, including, for example, to appropriately incentivize employees with awards under the Company's equity plans, to offer shares for purchase by third party investors as needed or desired, and if applicable, to use equity as consideration in connection with smaller or medium-sized acquisitions.

Effect of the Amendment to Decrease our Total Number of Authorized Shares

The proposed amendment would decrease the total number of authorized shares of our Class A Common Stock by 400,000,000 shares, and the total number of authorized shares of our Class B Common Stock by 95,000,000. However, the proposed amendment would not change any of the current rights and privileges of our Class A or Class B Common Stock or its par value nor would it affect the number of shares of our Class A or Class B Common Stock currently outstanding. In addition, the proposed amendment would not in any way limit our ability to use the remaining number of authorized shares for appropriate future corporate purposes, including raising capital through common stock or preferred stock offerings, funding future employee benefit plan obligations and issuing common stock or preferred stock in connection with any future acquisitions or other strategic transactions. As noted above, we will still have over 77,000,000 shares of Class A Common Stock available for future use if the Proposal is approved and the Amendment filed with the Secretary of State of the State of Delaware, which we believe is a sufficient number of authorized but unissued shares of our Class A Common Stock given our anticipated needs.

The proposed decrease in the number of authorized shares of our Class A and Class B Common Stock could have adverse effects on us. We will have less flexibility to issue shares of Class A Common Stock, including in connection with a potential merger or acquisition, stock dividend or follow-on offering. In the event that our Board of Directors determines that it would be in the best interest of the Company and its stockholders to issue a number of shares of common stock or preferred stock in excess of the number of then authorized but unissued and unreserved shares of Class A Common Stock or Class B Common Stock, we would be required to seek the approval of our stockholders to increase the number of shares of authorized Class A or Class B Common Stock, as applicable. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our Board believes that these potential risks are outweighed by the anticipated benefits of reducing the Company's Delaware franchise tax obligations.

The affirmative vote of the majority of shares of the Company's common stock having voting power outstanding on the record date for the Annual Meeting is required to approve this proposal.

Purpose of the Amendment to Increase Authorized Shares of Preferred Stock

The Board believes it is in the best interest of the Company to increase the number of authorized shares of preferred stock in order to give the Company greater flexibility in considering and planning for future potential business needs. Having the additional authorized preferred shares available is important to our continued efforts to pursue our strategic goals. The additional shares of preferred stock will be available for issuance by the Board for various corporate purposes, including but not limited to, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, as well as other general corporate transactions. If the authorization of an increase in the available preferred stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet the objectives set forth above.

If this Proposal is approved, the additional authorized preferred shares may be issued at the discretion of the Board without further stockholder action, except as may be required by law or the rules of the exchange or trading facility on which the Company's shares trade or may trade in the future. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the issuance of shares of preferred stock that are convertible into shares of common stock would reduce each stockholder's proportionate interest in the Company.

Increasing the availability of authorized but unissued shares of preferred stock could have an anti-takeover effect because the potential issuance of such shares could dilute certain rights of a person seeking to obtain control of the Company or to change the Company's management. The Board has no present intention of using such shares in this manner. The Company does not have any current plans, agreements, arrangements or understanding with respect to the planned issuance of the newly authorized shares of preferred stock.

If the Certificate amendment is approved, as soon as practicable after the closing of the Consent Period, we will file the Certificate of Amendment with the office of the Secretary of State of Delaware to reflect the decreases in the number of shares of Class A and Class B Common Stock (as outlined above), and to reflect the increase in the authorized number of shares of our preferred stock. Upon approval and following such filing with the Secretary of State of Delaware, the Certificate of Amendment will become effective on the date it is filed.

Background for the Increase in the Number of Shares of Preferred Stock

On April 18, 2017, the Board approved the adoption of and declared advisable to the Company and its stockholders, subject to stockholder approval, the \amendment to our Certificate to increase the number of authorized shares of Preferred Stock from 5,000,000 shares to 10,000,000 shares, with a par value of $0.0001 per share.

As of the date of this Proxy Statement, there were no shares of preferred stock issued and outstanding.

Dissenter's Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights in connection with this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL 3 TO AMEND OUR CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO INCREASE THE NUMBER OF SAHRES OF OUR PREFERRED STOCK AS DESCRIBED ABOVE.

ANNUAL REPORT
The Company's Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2016, accompanies this Proxy Statement or is available via the Internet at www.sec.gov.
IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016. REQUESTS SHOULD BE MAILED TO THE SECRETARY, ALPINE 4 TECHNOLOGIES LTD., 4742 N. 24TH STREET, SUITE 300, PHOENIX, AZ 85016.
INTERNET AVAILABILITY OF PROXY MATERIALS

A COMPLETE SET OF PROXY MATERIALS RELATING TO OUR ANNUAL MEETING IS AVAILABLE ON THE INTERNET. THESE MATERIALS, CONSISTING OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS, MAY BE VIEWED AT WWW.SEC.GOV. INFORMATION INCLUDED ON THE COMPANY'S WEBSITE, OTHER THAN THE MATERIALS RELATED TO THE ANNUAL MEETING, IS NOT PART OF THE PROXY SOLICITING MATERIALS.

OTHER MATTERS
As of the date of this proxy statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.
Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.
By Order of the Board of Directors,
ALPINE 4 TECHNOLOGIES LTD.
/s/ Kent B. Wilson
Chief Executive Officer
Phoenix, Arizona
October ____, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ALPINE 4 TECHNOLOGIES LTD.

ALPINE 4 TECHNOLOGIES LTD., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is Alpine 4 Technologies Ltd. (the "Corporation").

SECOND: The Corporation was originally incorporated under the name "ALPINE 4 INC.," and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 22, 2014.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions on April 18, 2017, amending and restating the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), to replace Section 1 of ARTICLE IV with the following language:

Section 1.  Authorized Shares. This Corporation is authorized to issue ONE HUNDRED MILLION (100,000,000) shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), FIVE MILLION (5,000,000) shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), and TEN MILLION (10,000,000) shares of Preferred Stock, par value $0.0001 per share. The previously issued shares of common stock are hereby redesignated as the Class A Common Stock.  The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted by the Shareholders at the 2017 Annual Meeting of Shareholders held on November 18, 2016, in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, ALPINE 4 TECHNOLOGIES LTD. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this _____ day of November, 2017.

ALPINE 4 TECHNOLOGIES LTD.

By:
Kent B. Wilson
Chief Executive Officer

ALPINE 4 TECHNOLOGIES LTD.
4742 N. 24th Street, Suite 300
Phoenix, AZ 85016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby nominates, constitutes and appoints each of Kent B. Wilson and Charles Winters as the attorney, agent and proxy of the undersigned (the "Proxies"), with full power of substitution, to vote all stock of Alpine 4 Technologies Ltd., which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held November 18, 2017, at 10:00 a.m. Mountain Standard Time at 4742 N. 24th Street, Suite 300, Phoenix, AZ 85016, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTORS NAMED BELOW.
1. ELECTION OF DIRECTORS:
☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY To vote for all nominees listed below

Election of the following nominees as directors:  Kent B. Wilson, Charles Winters, Scott Edwards, Ian Kantrowitz
(Instructions:  To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)
________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:
☐ FOR	☐ AGAINST	☐ ABSTAIN

Ratification of the appointment of Malone Bailey LLP as the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

3.           APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF THE COMPANY'S CLASS A AND CLASS B COMMON STOCK, AND TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S PREFERRED STOCK, AS SET FORTH IN THE 2017 PROXY STATEMENT.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4.
IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY
DATED:
______________________________________, 2017

(Signature)